UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 23, 2006

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UNITY WIRELESS CORPORATION

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(Exact Name of Registrant as Specified in Charter)

Delaware	0-30620	91-1940650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7438 Fraser Park Drive, Burnaby, BC Canada  V5J 5B9

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(Address of Principal Executive Offices) (Zip Code)

(800) 337-6642

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Registrant's telephone number, including area code

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective May 23, 2006, Unity Wireless Corporation (the “Company”) entered into a merger agreement (the “Agreement”) dated May 15, 2006 with Celerica, Inc., a Delaware corporation (“Celerica”), for the merger of Unity Wireless Acquisition Corp., a Delaware corporation that is wholly owned by the Company, into Celerica. As a result of the merger, Celerica will at the closing become a wholly owned subsidiary of the Company.

The closing under the Agreement is to occur no later than June 30, 2006 unless extended by the parties, and is subject to the making of a $250,000 one year loan to Celerica (the “Shareholder Loan”) by the Celerica Selling Shareholders (as defined), and other conditions. The Agreement also contains representations, warranties and covenants by the Celerica Selling Shareholders.

At the closing the Company will issue to the Celerica Selling Shareholders (as defined) an aggregate of 20,000 shares of Series A Convertible Non Redeemable Preferred Shares (“Series A Preferred Stock”). Each share of the Series A Preferred Stock will automatically convert into 1,000 shares of Common Stock upon the effectiveness of a certificate of amendment to the Certificate of Incorporation duly filed with the Secretary of State of Delaware that increases the authorized number of shares of Common Stock (“Amendment”). The Company agreed that the Amendment will be effected no later than November 15, 2006. The Series A Preferred Stock has a preference on liquidation of $0.16 per share on an as converted basis, and is otherwise substantially equivalent to the common stock.

Each Celerica Selling Shareholder agreed to indemnify the Company against misrepresentations and breaches of warranty, but the Company can look only to 25% of the merger consideration received by such Shareholder to recover on these obligations.

The Agreement contemplates that the Company will guaranty the repayment of the Shareholder Loan at the closing.

A copy of the Agreement is attached as Exhibit 2.1 and a copy of a related agreement by Shareholders of Celerica is attached as Exhibit 2.2. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the exhibits.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit	Description
2.1	Merger Agreement dated May 15, 2006 by and among Unity Wireless Corporation, Unity Wireless Acquisition Corp. and Celerica, Inc.
2.2	Letter Agreement dated May 15, 2006 by certain shareholders of Celerica in favor of Unity Wireless Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITY WIRLESS CORPORATION

Registrant

Date:  May 30, 2006

By: /s/ Ilan Kenig

ILAN KENIG

Chief Executive Officer and Principal Executive Officer